Exhibit 3.29

CERTIFICATE OF INCORPORATION

OF

TIME-LIFE CUSTOMER SERVICE INC.

1.             The name of the corporation is:

Time-Life Customer Service Inc.

2.             The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

3.             The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations  may be organized under the General Corporation Law of Delaware.

4.             The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100) and the par value of each of such shares is One Dollar ($1.00).  All such shares are of one class and are shares of Common Stock.

5.             The name and mailing address of each of the directors is:

Ralph Cuomo                                                                        Time-Life Books Inc.
777 Duke Street
Alexandria, VA 22314

John M. Fahey, Jr.                                              Time-Life Books Inc.
777 Duke Street
Alexandria, VA 22314

Gail Lasser                                                                                      Time-Life Books Inc.
777 Duke Street
Alexandria, VA 22314

Christopher T. Linen                                  Time-Life Books Inc.
777 Duke Street
Alexandria, VA 22314

Jeffrey J. Thorpe                                                       Time-Life Books Inc.
777 Duke Street
Alexandria, VA 22314

6.             The board of directors is authorized to make, alter or repeal the by-laws of the corporation.  Election of directors need not be by written ballot.

7.             The name and mailing address of the incorporator is

Janice M. Rosamilia
Time Incorporated
Time & Life Building
Rockefeller Center
New York, New York 10020

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of November, 1986.

/s/ Janice M. Rosamilia